SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2009 (February 3, 2009)

Pamrapo Bancorp, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-18014	22-2984813
(State or other Jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

611 Avenue C, Bayonne, New Jersey	07002
(Address of Principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 339-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

On February 3, 2009, Pamrapo Bancorp, Inc. issued a press release announcing its financial results for the fourth quarter and fiscal year ended December 31, 2008. The information contained in the press release, which is attached as Exhibit 99.1 to this Form 8-K, is incorporated herein by reference.

Item 8.01.	Other Events.

On February 3, 2009, Pamrapo Bancorp, Inc. (the “Corporation”) announced that Pamrapo Savings Bank, S.L.A. (the “Bank”), the wholly-owned subsidiary of the Corporation, received federal grand jury subpoenas from the United States Attorney’s Office for the District of New Jersey (“U.S. Attorney’s Office”). The subpoenas were issued to the Bank in connection with an ongoing investigation regarding the Bank’s anti-money laundering and Bank Secrecy Act compliance. It is anticipated that certain individuals, including the Bank’s senior officers, will receive grand jury testimony subpoenas. The Bank is, and intends to continue, cooperating fully with the investigation, having previously provided documents and information to the U.S. Attorney’s Office. It is anticipated that the investigation will continue for at least the next several months. The Corporation is unable to predict what action, if any, might be taken in the future by governmental authorities as a result of this investigation or what impact, if any the outcome of this matter might have on its consolidated financial position, results of operations, or cash flows.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1.	Press Release of Pamrapo Bancorp, Inc., dated February 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAMRAPO BANCORP, INC.

Date: February 3, 2009	By:	/s/ KENNETH D. WALTER
Kenneth D. Walter
Vice President, Treasurer and Chief Financial Officer